                                                                    EXHIBIT 23.4


                      [LETTERHEAD OF GLASSER & HAIMS, PC]
                                 JUNE 13, 2000


INDEPENDENT AUDITOR'S REPORT

To LaBranche & Co Inc.
As the Issuer


    We hereby consent to the use of our report dated November 29, 1999, on the financial statements of Webco Securities, Inc. as of October 31, 1999 and October 31, 1998, in Amendment No. 1 to the Registration Statement on Form S-4 for LaBranche & Co Inc.'s $250,000,000 senior subordinated notes due 2007.



GLASSER & HAIMS, CPA, PC
Valley Stream, New York